Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of Stitch Fix, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 14th day of February, 2019.

BASELINE VENTURES 2009, LLC		BASELINE VENTURES 2009 ASSOCIATES, LLC
By:	Baseline Ventures 2009 Associates, LLC, its General Partner

By:	/s/ Stephanie Malkowski	By:	/s/ Stephanie Malkowski
	Name: Stephanie Malkowski		Name: Stephanie Malkowski
	Title: Attorney-in-Fact		Title: Attorney-in-Fact

BASELINE ENCORE L.P.		BASELINE ENCORE ASSOCIATES, LLC
By:	Baseline Encore Associates, LLC,
	its General Partner	By:	/s/ Stephanie Malkowski
Name: Stephanie Malkowski
Title: Attorney-in-Fact

By:	/s/ Stephanie Malkowski
Name: Stephanie Malkowski
Title: Attorney-in-Fact

BASELINE INCREASED EXPOSURE FUND, LLC		BASELINE INCREASED EXPOSURE FUND ASSOCIATES, LLC
By:	Baseline Increased Exposure Fund Associates, LLC,
	its General Partner	By:	/s/ Stephanie Malkowski
Name: Stephanie Malkowski
Title: Attorney-in-Fact

By:	/s/ Stephanie Malkowski
Name: Stephanie Malkowski
Title: Attorney-in-Fact

BASELINE CABLE CAR, LLC		STEVEN ANDERSON

By:	/s/ Stephanie Malkowski	By:	/s/ Stephanie Malkowski
	Name: Stephanie Malkowski		Name: Stephanie Malkowski, as Attorney-in-Fact
Title: Attorney-in-Fact